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Exhibit 10.23

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE
NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR UNDER ANY STATE SECURITIES LAW
AND MAY NOT BE TRANSFERRED
IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND
REGULATIONS THEREUNDER OR THE PROVISIONS
OF THIS WARRANT CERTIFICATE

WARRANTS TO PURCHASE AN AGGREGATE OF 5,000 SHARES

OF COMMON STOCK OF

SENTO CORPORATION

(INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH)

ISSUED TO

Remsen Funding Corporation of New York

DATED: May 1, 2004

THIS IS TO CERTIFY that, for value received, Remsen Funding Corporation of New York or its registered assigns (herein collectively referred to as the "Warrantholder"), is entitled to the number of Warrants (the "Warrants") set forth above, each of which represents the right, upon the due exercise hereof, at any time commencing on the date hereof (the "Commencement Date") (subject to the vesting schedule set forth in Section 3 and accelerated vesting as provided in Section 4 hereof) and ending on the 42nd month after the Commencement Date (the "Expiration Date"), to purchase from Sento Corporation, a Utah corporation (the "Company"), one share of common stock, par value $.25 per share (the "Common Stock"), of the Company upon surrender hereof, with the form of election to purchase included herein (the "Election to Purchase") completed and duly executed, at the office of the Company, and upon simultaneous payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash and/or check payable to the order of the Company or by "cashless exercise" (as set forth in Section 6 hereof). The number of shares of Common Stock issuable upon exercise of the Warrants (individually, a "Share" and collectively, the "Shares") and the Purchase Price therefor are subject to adjustment as provided herein.

        1.    Purchase Price

        The purchase price for the Shares purchasable hereunder (the "Purchase Price") shall be equal to $3.00 per Share, subject to adjustment as hereinafter described.

        2.    Definition of Market Price

        Unless otherwise provided herein, for purposes of any computations made hereunder, "Market Price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or Nasdaq Stock Market's Small Cap Market ("NSM")or a similar service if NNM or NSM are not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, NNM or NSM or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or (iv) if the

Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

        3.    Vesting Schedule

        The Warrants shall vest in equal quarterly amounts of 1,250 shares (as adjusted for any changes in the Company's outstanding shares of Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors deems to be similar circumstances) on the first day of each 3 month period following the Commencement Date. In the event of a "change of control" (as defined in Section 4 hereof) of the Company occurs at anytime prior to one year from the date hereof, the vesting scheduled set forth above shall be accelerated and the Warrants shall be exercisable for up to 100% of the total number of shares subject to the Warrants (as adjusted for any changes in the Company's outstanding shares of Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors of the Company deems to be similar circumstances).

        4.    Change of Control

        In the event a Change of Control (as defined below) occurs at any time prior to the one year anniversary of the Commencement Date, then the Warrants shall become immediately exercisable as provided in Section 3 above. A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:(i) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries) or (ii) any other event deemed to constitute a "Change of Control" by the Board of Directors of the Company.

        5.    Transfer

        The Warrants may be freely transferred, sold or assigned by Warrantholder.

        6.    Issuance of Shares; Cashless Exercise

        Subject to the restrictions set forth in Section 7 below, upon surrender of the Warrants and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate. Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants, together with a cash amount in respect of any fraction of a Share otherwise issuable upon such exercise.

        In lieu of paying the Purchase Price in cash and/or upon exercise of the Warrants, the Warrantholder may elect a "cashless exercise" in which event the Warrantholder will receive upon exercise a reduced number of Shares equal to (i) the number of Shares that would be issuable pursuant to the Warrants upon payment of the Purchase Price minus (ii) the number of Shares that have an aggregate Market Price equal to the Purchase Price.

        Certificates representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrants and payment of the Purchase Price as aforesaid; notwithstanding that the transfer books for the Shares or other classes of stock purchasable upon the exercise of the Warrants shall then be closed or the certificate(s) for the Shares in respect of which the Warrants is then exercised shall not then have been actually delivered to the Warrantholder. As soon as practicable after each such exercise of the Warrants, the Company shall issue and deliver the certificate(s) for the Shares issuable upon such exercise, registered as requested. The Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of the Warrants. In the event that only a portion of the Warrants is exercised at any time prior to the close of business on the Expiration Date, a new warrant certificate shall be issued to the Warrantholder for the remaining number of Shares purchasable pursuant hereto. The Company shall cancel the Warrants when they are surrendered upon exercise.

        Prior to due presentment for registration of transfer of the Warrants, the Company shall deem and treat the Warrantholder as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing on this warrant certificate made by anyone other than the Company) for the purpose of any exercise hereof or any distribution to the Warrantholder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        7.    Payment of Expenses, Taxes, etc. upon Exercise

        The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Warrantholder upon the exercise of the Warrants, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid or is not required to be paid.

        8.    Lost, Stolen, or Mutilated Warrant Certificate

        In case this warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such warrant certificate and reasonable indemnity, if requested, also reasonably satisfactory to the Company. No bond or other security shall be required from the original Warrantholder in connection with the replacement by the Company of a lost, stolen or mutilated warrant certificate.

        9.    Covenants of Company

        (a)   The Company shall at all times through the Expiration Date reserve and keep available, out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of the Warrants.

        (b)   Before taking any action which would cause an adjustment pursuant to the terms set forth herein reducing the portion of the Purchase Price attributable to the Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

        (c)   The Company covenants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all pre-emptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

        (d)   For so long as the Warrants are outstanding, the Company shall notify the Warrantholder not less than 30 days prior to any cash dividend being paid to the holders of Common Stock.

        10.    Rights Upon Expiration

        Unless the Warrants are surrendered and payment made for the Shares as herein provided before the close of business on the Expiration Date, this warrant certificate will become wholly void and all rights evidenced hereby will terminate after such time.

        11.    Exchange of Warrant Certificate

        Subject to the provisions of Section 6 above, this warrant certificate may be exchanged for a number of warrant certificates of the same tenor as this warrant certificate for the purchase in the aggregate of the same number of Shares of the Company as are purchasable upon the exercise of this warrant certificate, upon surrender hereof at the office of the Company with written instructions as to the denominations of the warrant certificates to be issued in exchange.

        12.    Adjustment for Certain Events

        (a)   In case the Company shall at any time after the date the Warrants are first issued (i) declare a dividend on the Common Stock payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock, (iii) reverse split the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of the Company's capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Warrants on such date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

        (b)   In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings, consolidated earnings, if the Company shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock) or rights, options or warrants to subscribe for or purchase Common Stock, then, in each case, the Purchase Price per Share to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current Market Price for a share of Common Stock on such record date less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be the current Market Price for a share of Common Stock. In the event that the Company and the Warrantholder cannot agree as to such fair market value, such determination of fair market value shall be made by an appraiser who shall be mutually selected by the Company and the Warrantholder, and the reasonable costs of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c)   No adjustment in the Purchase Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Section 12(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

        (d)   In the event that at any time, as a result of an adjustment made pursuant to Section 12 hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock or warrants or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or warrants or other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 12, and the provisions of this warrant certificate with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

        (e)   Upon each adjustment of the Purchase Price as a result of calculations made in this Section 12, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (f)    In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of subdivision or combination) or in case of the consolidation of the Company with, or the merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of shares of Common Stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 12(f) with respect to the rights and interests thereafter of the registered holders of all Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or warrants or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 12(f).

        (g)   In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder, if such Warrantholder exercised any Warrant after such record date, shares of capital stock or warrant or other securities of the Company, if any, issuable upon such exercise over and above the Shares issuable, on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or warrants or other securities upon the occurrence of the event requiring such adjustment.

        13.    Fractional Shares

        Upon exercise of the Warrants the Company shall not be required to issue fractional shares of Common Stock or other capital stock. In lieu of such fractional shares, the Warrantholder shall receive an amount in cash equal to the same fraction of the (i) current Market Price of one whole Share if clause (i), (ii) or (iii) in the definition of Market Price in Section 2 above is applicable or (ii) book value of one whole Share as reported in the Company's most recent audited financial statements if clause (iv) in the definition of Market Price in Section 2 above is applicable. All calculations under this Section 13 shall be made to the nearest cent.

        14.    Registration Rights

        The Warrantholder shall be afforded piggyback registration rights with respect to the Shares. If the Company at any time or from time to time subsequent to the Commencement Date proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, (ii) a registration relating solely to a Rule 145 offering or (iii) a registration on any form that does not permit secondary sales), it will give written notice to the Warrantholders of its intention at least twenty (20) days in advance of the filing of any registration statement with respect thereto. Upon the written request of any of the Warrantholders given within fifteen (15) days after receipt of such notice, the Company will use its best efforts to include in such registration, and in any underwriting involved therein, all the Shares included in such request.

        15.    Securities Act Legend

        The Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to any Shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if applicable, such certificate or certificates delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

        "These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or transferred in the absence of such registration or any exemption therefrom under such Act and laws, if applicable. The Company, prior to permitting a transfer of these securities, may require an opinion of counsel or other assurances satisfactory to it as to compliance with or exemption from such Act and laws."

        16.    Notice of Adjustment

        (a)   Upon any adjustment of the Purchase Price pursuant to Section 12 above, the Company, within 30 calendar days thereafter, shall have on file for inspection by the Warrantholder a certificate of the Board of Directors of the Company setting forth the Purchase Price after such adjustment, the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of Shares issuable upon exercise of a Warrant after such adjustment in the Purchase Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

        (b)   In case:

          (i)    the Company shall authorize the issuance to all holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

          (ii)   the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets; or

          (iii)  of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, of the conveyance or transfer of the properties and assets of the Company substantially as an entirety or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of a subdivision or combination); or

          (iv)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (v)   the Company proposes to take any other action which would require an adjustment of the Purchase Price pursuant to Section 12 above;

then, in each such case, the Company shall give to the Warrantholder at its address appearing below at least 20 calendar days prior to the applicable record date hereinafter specified in (A), (B), or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would require an adjustment of the Purchase Price. The failure to give the notice required by this Section 16(b) or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

        Except as provided herein, nothing contained herein shall be construed as conferring upon the Warrantholder the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of stockholders or the election of directors of the Company or any other proceedings of the Company, or any rights whatsoever as a stockholder of the Company.

        17.    Notices

        Any notice, request, demand or other communication pursuant to the terms of the Warrants shall be in writing and shall be sufficiently given or made when delivered or mailed by first class or registered mail, postage-prepaid, to the following addresses:

If to the Company:

  Sento Corporation
  808 East Utah Valley Drive
  American Fork, Utah 84003
  Attention: Patrick F. O'Neal, CEO and President

        If to the Warrantholder, to the address of such Warrantholder provided to the Company by such Warrantholder for the purpose of notices, or to such other address or such other counsel as the Company or the Warrantholder may designate by written notice to the other party.

        18.    Miscellaneous

        (a)   All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its successors or assigns and all of the covenants and provisions herein for the benefit of the Warrantholder hereof shall inure to the benefit of its successors or assigns.

        (b)   This warrant certificate shall be deemed to be a contract made under the laws of the State of New York for all purposes and shall be construed in accordance with the laws of such State without regard to principles of conflict of laws.

        (c)   Nothing in this warrant certificate shall be construed to give any person or corporation other than the Company and the Warrantholder and its permitted transferees any legal or equitable right, remedy or claim under this warrant certificate; but this warrant certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder and its permitted transferees.

        IN WITNESS WHEREOF, an authorized office of the Company has signed and delivered to the Warrantholder this warrant certificate as of the date first written above.

SENTO CORPORATION
		By:	Patrick F. O'Neal, CEO and President
ATTEST:
By:	Name: Title:

ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

To:
SENTO CORPORATION
808 East Utah Valley Drive
American Fork, Utah 84003
Attention: Patrick F. O'Neal, CEO and President

The undersigned hereby (1) irrevocably elects to exercise his rights to purchase            shares of Common Stock covered by the within Warrants, (2) makes payment in full of he Purchase Price by enclosure of a certified check or (3) elects a cashless exercise, (4) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

and (5) if said number of shares shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

        In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:

By:

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WARRANTS TO PURCHASE AN AGGREGATE OF 5,000 SHARES OF COMMON STOCK OF SENTO CORPORATION (INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH) ISSUED TO Remsen Funding Corporation of New York DATED: May 1, 2004